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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Creative Enterprises International, Inc. of the June 30, 2002 financial statements of Creative Enterprises
International, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".


/s/ Connolly, Grady & Cha, P.C.


CONNOLLY, GRADY & CHA, P.C.

Philadelphia, Pennsylvania
September 17, 2002











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